Exhibit 32.3

      In connection with the Annual Report on Form 10-K for the year ended November 30, 2003 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the "Report"), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.

Date: February 24, 2004


                                        By: /s/ Gerald R. Cahill
                                            -----------------------------
                                        Gerald R. Cahill
                                        Executive Vice President
                                        and Chief Financial and
                                        Accounting Officer


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